                                                                    EXHIBIT 10.8

                                     LEASE

          THIS LEASE, made as of the 30th day of March, 1992, by and between HAROLD LEPLER, an individual having an office in care of Covington Management Company (Attn: Harold Lepler) at Millbrooke Office Centre, Route 22 and Milltown Road, Brewster, New York 10509. (hereinafter referred to as "Landlord"), and SCHEIN PHARMACEUTICAL, INC., a corporation organized and existing under the laws of the State of New York, having an office at 26 Harbor Park Drive, Port Washington, New York 11050 (hereinafter referred to as "Tenant").


                              W I T N E S S E T H


                                   ARTICLE 1
                               DEMISED PREMISES
                               ----------------

          1.1 Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, upon and subject to the terms, covenants and conditions hereinafter set forth, that certain parcel of land (hereinafter referred to as the "Land") described on Exhibit A attached hereto and outlined on the plot plan attached hereto as Exhibit B, located in Mt. Ebo Corporate Park (hereinafter referred to as the "Park") in the Town of Southeast, County of Putnam and State of New York, together with the building (hereinafter referred to as the "Building") on the Land, together with all other improvements, and all other easements, improvements, tenements, appurtenances, hereditaments and rights and privileges appurtenant thereto, and any and all machinery and equipment installed in said Building (all such items together with the Land and Building are hereinafter collectively referred to as the "Demised Premises").

          SUBJECT, only, however, to the title and site plan conditions described on Exhibit C attached hereto (the foregoing being hereinafter referred to as the "Permitted Encumbrances"), provided the same do not prevent the use of the Demised Premises for the purposes initially specified in Article 4 hereof.

          TO HAVE AND TO HOLD the Demised Premises for the term and at the rents and upon the covenants, conditions and agreements hereinafter provided.

          Tenant hereby expressly covenants to keep, perform and observe all of the covenants, conditions and agreements contained herein on its part to be kept, performed and observed.

          Landlord hereby expressly covenants to keep, perform and observe all of the covenants, conditions and agreements contained herein on its part to be kept, performed and observed.

                                   ARTICLE 2
                                     TERM
                                     ----

          2.1 The term (hereinafter referred to as the "Term") of this Lease shall commence on the Commencement Date (as hereinafter defined) and shall be for fifteen (15) years, plus the fractional month, if any, between the fifteenth
(15th) anniversary of the Commencement Date, if it falls on a day other than the first day of a month, and the last day of the month in which the fifteenth
(15th) anniversary of the Commencement Date occurs; otherwise, if the Commencement Date is the first day of the month, then the Term shall end on the last day of the month immediately preceding the month in which the fifteenth
(15th) anniversary of the Commencement Date falls; unless the Term of this Lease is sooner terminated or extended, as hereinafter provided. Tenant shall have options to renew the Term in accordance with Article 33 hereof.

          2.2 Landlord and Tenant have, contemporaneously herewith, entered into a certain Agreement of even date herewith with respect to the construction of the Demised Premises (the "Development Agreement").

          2.3 Landlord hereby covenants and agrees, at Landlord's sole cost and expense, to perform the work and all other obligations on the part of the Developer to be performed under the Development Agreement in accordance with the terms and conditions thereof ("Landlord's Work"). Landlord agrees to perform Landlord's Work in a manner which shall cause the least possible interference to Tenant in the performance of Tenant's Work (as defined in the Development Agreement) and Tenant's use and enjoyment of the Demised Premises. Landlord shall continuously keep Tenant fully informed of the progress of Landlord's Work; and Tenant's representatives at all times shall have access to the Demised Premises during Landlord's Work for purposes of inspection. In addition, Landlord shall cooperate with Tenant so that Tenant is able to commence preparing the Demised Premises for Tenant's use and occupancy.

          Tenant is hereby permitted to enter the Demised Premises for the purpose of doing Tenant's Work and making the same ready for Tenant's occupancy. Provided that all "Conditions" on the part of Developer to be satisfied pursuant to and as defined in the Development Agreement have been satisfied in full, Tenant agrees promptly to commence Tenant's Work and to use due diligence and continuity to complete Tenant's Work, subject to unavoidable delays caused by events beyond the control of Tenant. Tenant and Landlord agree that:

          (a) Tenant will employ contractors approved by Landlord, which approval Landlord agrees not to unreasonably withhold;

          (b) Except to the extent that any of Tenant's Work shall constitute a portion of the Demised Premises with respect to which Landlord shall have an obligation to maintain or repair in accordance with another provision of this Lease, Landlord shall not be responsible for any materials installed or delivered, or any work performed, in connection with Tenant's Work;

          (c) Landlord and Tenant will cooperate with each other to coordinate the schedule of the performance of Tenant's Work and Landlord's Work so that the installation or delivery of such materials or work performed shall not interfere with the other's work or the other's workmen;

          (d) Any materials so installed or work performed by Tenant shall be made in conformity with all Laws and Ordinances (as hereinafter defined), shall not violate any permit issued to Landlord (which Landlord has identified to Tenant and Tenant's architect) and shall be made after Tenant obtains any permits required for such materials and work;

          (e) Tenant and Landlord shall cooperate with each other to coordinate the employment of labor for the performance of any work required to be done by Tenant or Landlord, which is compatible with the labor employed by the other so as to avoid any labor dispute or work stoppage and agrees to cease work promptly upon notice from the other if any is threatened; and

          (f) Tenant shall, during such period, perform and comply with all the terms, covenants and conditions of this Lease to be performed by Tenant other than the payment of any charges for rent or additional rent required to be paid by Tenant hereunder.

          2.4 For the purposes of this Lease, the Commencement Date shall mean the date on which the last of all the following shall have occurred or have been performed:

                 (i) Landlord shall have Substantially Completed Landlord's Work and Tenant shall have been provided with at least ninety (90) days from the date on which Landlord has Substantially Completed Landlord's Work to perform Tenant's Work. As used in this Lease, "Substantially Completed" or "Substantial Completion" shall mean completed or completion except for details of construction, decoration and mechanical, electrical or other adjustments, which do not materially interfere with Tenant's use of the Demised Premises;

                (ii) All utilities have been connected in the Building and are in good working order;

               (iii) A temporary or permanent certificate of occupancy shall have been obtained by Landlord from the appropriate local authority indicating that the Demised Premises may be lawfully occupied for the purposes set forth herein;

                 (iv) Landlord shall have delivered to Tenant the "Commencement Date Certificate and Agreement" in the form annexed hereto as Exhibit D;

                 (v) Landlord shall have obtained from any mortgagee of the Demised Premises, a Non-Disturbance Agreement, as such term is defined herein; and

                 (vi) All other Conditions under and as defined in the Development Agreement on the part of the Developer thereunder to be satisfied have been satisfied in full.

          In the event that the Commencement Date occurs prior to Landlord's having obtained a permanent certificate of occupancy, Landlord shall be obligated to perform all work and supply all material necessary to obtain a permanent certificate of occupancy prior to the expiration of the temporary certificate of occupancy.

          2.5 Within one hundred twenty (120) days after the Substantial Completion of the Demised Premises, Tenant shall deliver to Landlord a statement or statements setting forth the items of work to be performed by Landlord hereunder, if any, which have not been completed or which are defective. Landlord agrees to complete such items with reasonable diligence. Landlord shall not be relieved of its responsibility with respect to Landlord's Work as a result of Tenant's failure to identify defects in Landlord's Work, unless Tenant has not notified Landlord of such defects within twelve (12) months from the Commencement Date of this Lease. Defects which are not reasonably apparent from Tenant's contemplated use of the Demised Premises shall not be subject to such twelve (12) month limitation. Landlord agrees to assign to Tenant any warranty and/or guaranty of work and/or materials from any contractor and/or materialmen at the end of such twelve (12) month period and shall cooperate with Tenant in enforcing all such warranties and/or guaranties. Landlord shall not be obligated to repair or restore any damage to Demised Premises caused by Tenant, or Tenant's employees or contractors.

          2.6 Within thirty (30) days after the request of either party hereto after the Commencement Date of this Lease shall have been determined, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in form and content reasonably satisfactory to them setting forth such date. The failure of either party to promptly execute and deliver such instrument shall in no way affect the commencement of the term hereof.

          At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording, which Tenant may record at Tenant's cost and expense. Such memorandum shall not in any circumstance be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

          2.7 Anything set forth in this Lease to the contrary notwithstanding, this Lease shall not be effective, nor shall Tenant have any obligations to perform hereunder, unless and until all Conditions under and as defined in the Development Agreement on the part of the Developer thereunder to be satisfied have been satisfied in full. In the event that Tenant elects to terminate the Development Agreement in accordance with the terms thereof, this Lease will automatically terminate without the necessity of any additional action on the part of either Landlord or Tenant hereunder.


                                   ARTICLE 3
                                    RENTAL
                                    ------

          3.1 Tenant agrees to pay to Landlord a fixed minimum rent (hereinafter referred to as the "Fixed Minimum Rent") at the rates set forth on Exhibit E attached hereto. Monthly installments of Fixed Minimum Rent, shall be paid in advance on the first day of each and every calendar month, and, together with all other amounts payable by Tenant to Landlord hereunder, shall be paid at the offices of Landlord set forth above, or at such other place or to such other entity or entities as Landlord may from time to time designate by notice to Tenant, without notice or demand therefor and without deduction, abatement or set-off except as herein permitted.

          3.2 All costs, charges and expenses which Tenant is obligated to pay to Landlord pursuant to the provisions of this Lease shall be deemed additional rent ("Additional Rent"), and in the event of nonpayment thereof, after Tenant's receipt of notice of nonpayment and the expiration of ten (10) days without payment (provided that, if Tenant disputes in good faith its obligation to make all or any portion of such payment, such ten (10) day period shall be extended with respect to the disputed portion of such payment during the period of such dispute), Landlord shall have all the rights and remedies with respect thereto as is provided for herein or by applicable law in case of non-payment of rent (Fixed Minimum Rent and Additional Rent are sometimes hereinafter collectively referred to as "Rental"). If the Commencement Date shall be a date other than the first day of a calendar month, the Fixed Minimum Rent and other charges shall be prorated for the portion of the calendar month in which the Commencement Date occurs, and shall be paid by Tenant promptly after being billed therefor.

          Tenant covenants to pay the Fixed Minimum Rent and Additional Rent as in this Lease provided, when due, and in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment. From and after the expiration of the applicable notice and grace period provided in this Lease, all unpaid sums due and payable as Fixed Minimum Rent and Additional Rent shall bear interest at the rate of two (2%) percent per annum over the prime rate of interest announced, from time to time, by The Chase Manhattan Bank, N.A., New York, New York, or any successor thereto, to corporate borrowers of the highest credit standing for 90-day unsecured commercial loans, but in no event more than the maximum permitted by law (hereinafter referred to as the "Default Charge"), and such interest shall be deemed to be Additional Rent; provided, however, that no further interest shall be payable upon such interest.

          3.3 If at any time or times during the Term, the Fixed Minimum Rent, Additional Rent or other charges payable by Tenant hereunder shall not be fully collectible by reason of any Laws and Ordinances (including, without limitation, rent control or stabilization laws), then for the period prescribed by such Laws and Ordinances, Tenant shall pay to Landlord the maximum amounts permitted pursuant thereto. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, Tenant shall pay to Landlord as Additional Rent, within fifteen (15) days after demand, all such uncollected amounts that would have been payable for the period absent such legal restrictions; provided, however, that the retroactive collection thereof shall then be lawful.

          Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

                                   ARTICLE 4
                                      USE
                                      ---

          4.1 Tenant initially shall use: (i) the Building for administrative, executive and general business offices, warehousing of finished goods, raw materials and packaging components, and distribution, in the conduct of its pharmaceutical business (the "Initial Building Use") and (ii) the Land, other than that occupied by the Building, for parking and landscaping as shown on the final approved site plan; and thereafter the Demised Premises may be used for any lawful purposes, which are not prohibited by the Permitted Encumbrances and the other provisions of this Lease (a "Subsequent Building Use").

          4.2 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be brought into or kept therein, which would in any way: (i) cause structural injury to the Building or any part thereof; (ii) constitute a public or private nuisance; (iii) impair the appearance, character or reputation of the Building and/or the Park; or (iv) violate any of Tenant's other obligations under this Lease.

          4.3 For purposes hereof the term "Insurance Companies and Boards" shall mean the companies writing the insurance policies required pursuant to the provisions of this Lease and the New York Board of Fire Underwriters, or any other body having similar jurisdiction and any body establishing insurance premium rates.

                                   ARTICLE 5
                             COMPLIANCE WITH LAWS
                             --------------------

          5.1 A. Landlord agrees that Landlord's Work in constructing the Demised Premises shall comply with all Laws and Ordinances on the Commencement Date and shall permit Tenant's initial use of the Demised Premises.

               B. Landlord shall, at its sole cost and expense, comply with all present and future laws, orders, ordinances and regulations, including, without limitation, all environmental, health and safety laws and regulations, of all state, federal, municipal and local governments, departments, commissions and orders of any public officer pursuant to law, all orders, rules and regulations of the Board of Fire Underwriters or a similar body ("Laws and Ordinances") and all requirements of Insurance Companies and Boards applicable to the Building or the Demised Premises (other than matters for which Tenant is responsible under the provisions of this Section). Tenant shall, at its sole cost and expense, comply with all Laws and Ordinances and all requirements of applicable Insurance Companies and Boards to the extent that such compliance is necessitated by reason of Tenant's Specific Use (as hereinafter defined) of the Demised Premises. Anything in this Lease to the contrary notwithstanding, it is hereby understood and agreed that compliance with Laws and Ordinances: (i) which are of general applicability to office buildings, warehouses and distribution facilities, and (ii) which do not arise as a result of Tenant's Specific Use, shall not be the responsibility of Tenant. For purposes hereof, "Tenant's Specific Use" shall mean (i) the specific nature of the Initial Building Use of the Demised Premises by Tenant, (ii) the specific nature of a Subsequent Building Use of the Demised Premises by Tenant and (iii) the conversion of the Building from its then existing use to a Subsequent Building Use.

               C. If any structural repair or alteration to the Demised Premises or the Building shall be required under this

Article 5 and Tenant shall not be obligated to make the same pursuant to the provisions hereof, such repair or alteration shall be made by Landlord, at Landlord's sole cost and expense and in such manner so as to not unreasonably interfere with Tenant's business or reduce the amount of useable space available to Tenant.

               D. In the event that Landlord pays the cost of any capital expenditure required to be paid by Landlord by reason of any Laws and Ordinances or the requirements of applicable Insurance Companies and Boards which become effective after the Commencement Date, then Tenant shall pay to Landlord on the first day of each calendar month during the period commencing with the calendar month following completion of such capital expenditure and ending on the earlier the expiration (inclusive of any Extended Terms elected by Tenant pursuant to Article 33 below) or earlier termination of this Lease and the date upon which such capital expenditure has been fully reimbursed by Tenant to Landlord, an amount equal to the cost of such capital expenditure divided by the number of months of the useful economic life of such capital expenditure.

          5.2 Landlord agrees to remedy, at Landlord's sole cost and expense, all environmental problems, other than those caused by Tenant, and shall indemnify, defend and hold Tenant harmless against all loss, liability, damages, costs and expenses, including reasonable attorneys' fees, relating to any Hazardous Materials, as hereinafter defined, found in the Demised Premises during the term of this Lease that are not caused by Tenant. Tenant shall be responsible to remedy, at its sole cost and expense, all environmental problems caused by Tenant during the Term, and shall indemnify, defend and hold Landlord harmless against all losses, liability, damages, costs and expenses, including reasonable attorneys' fees, relating to any Hazardous Materials found in the Demised Premises during the term of this Lease that are caused by Tenant. Without limiting the generality of the provisions of Section 5.lB, Tenant agrees not to use, generate, manufacture, produce, store, release, discharge or dispose of (or permit any of the same) or permit to exist on the Demised Premises or transport (or permit to be transported) to or from the Demised Premises any hazardous substances, hazardous materials, toxic substances or solid waste as defined in the Clear Air Act, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") and the Hazardous Materials Transportation Act ("HMTA"), any substances or materials listed as hazardous or toxic in the United States Department of Transportation Table, by the Environmental Protection Agency or any successor agency or under any federal, state or local laws or regulations (collectively, "Hazardous Materials"), except in the ordinary course of its business and in compliance with all Laws and Ordinances, including, without limitation, the Clean Air Act, CERCLA, RCRA and HMTA. Tenant will immediately remove or cause to be removed from the Demised Premises any Hazardous Materials not used, stored, generated, manufactured, produced, released or discharged in the ordinary course of its business. Landlord expressly acknowledges that Tenant shall from time to time, in the ordinary course of its business, cause certain Hazardous Materials to be stored or otherwise be present in the Demised Premises and agrees that such storage or presence of Hazardous Materials shall be permitted by the terms of this Lease provided Tenant complies with all applicable Laws and Ordinances relating thereto.

          In the event any Laws and Ordinances, as applied to Tenant's Specific Use, shall require Tenant to follow special procedures for such emissions or discharges, whether into the atmosphere, the ground, the water systems and/or the sewage system, including but not limited to, the pretreatment of sewage and/or the installation of a monitoring well(s), Tenant shall be responsible for full compliance therewith and all of the costs and expenses thereof. Landlord hereby covenants to cooperate with Tenant, to the extent necessary to enable Tenant to comply with such procedures. Tenant agrees to deliver to Landlord any and all certifications, affidavits and other documents which may be required pursuant to Laws and Ordinances during the Term and after the expiration of the Term, indicating compliance by Tenant with the provisions thereof. Without limiting the generality of the foregoing, Tenant shall not intentionally discharge into the sewer systems any Hazardous Materials stored in containers situated in the Demised Premises.

          5.3 If Tenant receives written notice of any violation of any Laws and Ordinances applicable to the Demised Premises, or any recommendations by any Insurance Companies and Boards, Tenant shall give prompt notice thereof to Landlord.

          5.4 Tenant, after notice to Landlord, may contest by appropriate legal proceedings, without cost or expense to Landlord, the validity of any Law or Ordinance, and may defer compliance therewith; provided, however, that (a) such noncompliance shall not constitute a crime on the part of Landlord;
(b) Tenant shall diligently prosecute such contest to a final determination by a court, department or governmental authority or body having final jurisdiction;
(c) Tenant shall indemnify Landlord against any and all liability, loss and damage which Landlord may sustain by reason of Tenant's failure or delay in complying therewith; and (d) Tenant shall keep Landlord advised as to the status of such proceeding. Landlord agrees to cooperate reasonably with Tenant, and to execute any documents or pleadings reasonably required for the purpose of any such contest; provided, however, that the same shall be without cost or expense to Landlord. Provided that Tenant chooses not to initiate a contest pursuant to this paragraph, Landlord shall have the right, but not the obligation, to contest by appropriate legal proceedings, at Landlord's expense, any such Law or Ordinance.

          5.5 Tenant shall, at its own cost and expense, keep in full force and effect any and all necessary permits, licenses, certificates or other authorizations required in connection with Tenant's lawful and proper use, occupancy, operation and management of the Demised Premises, and Tenant shall obtain any and all necessary permits, licenses, certificates or other authorization required in connection with Tenant's Specific Use of the Demised Premises, provided however that nothing in this Section 5.5 shall increase, enlarge or otherwise affect Tenant's obligations under Section 5.1 above.

          5.6 Subject to the provisions of Articles 8, 12 and 17 of this Lease, no abatement, diminution or reduction of the Fixed Minimum Rent, or of any Additional Rent or other charges required to be paid by Tenant pursuant to the terms of this Lease, shall be claimed by, or allowed to, Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future Laws and Ordinances, or by priorities, rationing or curtailment of labor or materials, or because of civil commotion, strikes or riots, or any matter or thing resulting therefrom, nor shall this Lease be affected by any such causes, except for any act, omission or gross negligence of Landlord; provided, however, that Tenant shall in no event have any right of offset against the Rental under this Lease, except as provided in Section 17.2 hereof. Tenant however, may bring a separate action against Landlord, subject to the limitations set forth in Article 27 hereof, and provided further that nothing herein contained is intended to affect the coverage of Landlord as additional insured under the policies of liability insurance to be maintained by Tenant.

                                   ARTICLE 6
                            MAINTENANCE AND REPAIRS
                          AND COVENANT AGAINST WASTE
                          --------------------------

          6.1 Except with respect to replacements, repairs and restorations which are the obligation of Landlord pursuant to an express provision of this Lease, including without limitation Section 6.2 and Articles 5, 8 and 12 hereof, Tenant shall, throughout the Term and at no expense whatsoever to Landlord, take good care of the Demised Premises and shall not do or suffer any waste with respect thereto, and Tenant shall promptly make all repairs and replacements to the Demised Premises necessary to keep the Demised Premises (including the heating, plumbing, electrical, ventilating and air-conditioning systems) in good and lawful order and condition, ordinary wear and tear excepted. Tenant shall keep and maintain all exterior areas of the Demised Premises in a clean and orderly condition, reasonably free of accumulation of ice, snow, dirt and rubbish. Tenant agrees to use chemicals for de-icing which are not harmful to the Demised

Premises. Tenant agrees not to place a load upon any floor of the Building which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

          6.2 Anything to the contrary set forth in this Lease notwithstanding, during the Term of this Lease and any renewals thereof, Landlord shall, upon reasonable notice from Tenant, make all necessary structural repairs to the Building (but excluding the exterior and interior of all windows, doors, plate glass and signs) and all repairs to the roads and drives located on, or providing access to, the Demised Premises which roads and drives are owned by Landlord. In addition, (i) during the first five (5) years and the last two (2) years of the Term, Landlord agrees to make all replacements and repairs to the heating, plumbing, electrical, ventilating and air conditioning systems (other than such routine repairs as are necessary, in the course of Tenant's maintenance of such systems, to keep such systems in good order and condition) and (ii) during the first five (5) years of the Term, Landlord agrees to make all replacements and repairs to the parking areas located on the Demised Premises. Tenant shall be responsible for the restriping of the parking lots throughout the Term.

          Landlord shall not be required to do any of the work or supply any of the materials required pursuant to this Section 6.2 in the event any damage is caused by gross negligence of Tenant or Person Within Tenant's Control (as hereinafter defined).

          6.3 Tenant shall promptly reimburse Landlord for expenditures made by Landlord pursuant to Section 6.2 above during the last two (2) years of the Initial Term or any Extended Term if (i) Landlord's obligation to make such expenditures arises only during the last two (2) years of the Term and (ii) Tenant thereafter exercises its option to extend the Term.

                                   ARTICLE 7
                                   INSURANCE
                                   ---------

          7.1 (a) Tenant, at Tenant's cost and expense, will maintain insurance on the Demised Premises as follows:

                 (i) Insurance on an all-risk form insuring against the perils of fire and extended coverage and physical loss or damage, including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, false work, temporary buildings and debris removal, in amounts sufficient to prevent Mortgagee, Landlord or Tenant from becoming a co-insurer of any loss, but in any event in amounts not less than the actual replacement value of the Demised Premises, exclusive of foundations, footings and excavations. The policies to be provided pursuant to this Section 7.l(a)(i) shall be subject to such deductibles as Tenant may elect, provided that, in the event of a loss covered by any such policy, Tenant shall be obligated to provide from its own funds a sum equal to the amount of such deductible (which sum to be provided by Tenant shall, for purposes of Article 8 hereof, be deemed "insurance proceeds").

          The actual replacement value of the Demised Premises shall be determined from time to time, but not more often than once in every two (2) years, at Landlord's request, by an appraiser designated by an insurer of the Demised Premises and if the insurance company does not so designate an appraiser, then by an appraiser designated by Landlord, at Landlord's cost and expense, except that no such appraisal shall be required for the first two (2) years of the Term. Appraisals which are requested by the insurer shall be conducted at the expense of the insurer or Tenant. Notwithstanding the foregoing provisions of this Section 7.1(a)(i), no appraisals of the Demised Premises shall be required by Landlord as long as coverage of at least $30 million is provided with respect to the Demised Premises (by Tenant's blanket or excess coverage policies, or otherwise).

                 (ii) Rent insurance with the standard extended coverage endorsements issued in connection with fire insurance policies covering property similar to the Demised Premises in an amount equal to the aggregate of the Fixed Minimum Rent, Impositions (as hereinafter defined) and all other charges payable by Tenant pursuant to this Lease for a period of one (1) year, except that Tenant may at its election provide such insurance by an appropriate endorsement to its business interruption policy.

                 (iii) General comprehensive public liability insurance with respect to the Demised Premises and its appurtenances in the combined aggregate amount of not less than Five Million ($5,000,000.00) Dollars with respect to death and/or injuries suffered in any one accident, including property damage. Such limits shall be increased from time to time (but not more often than once every five (5) years) as may be reasonably required by Landlord based upon the limits which are customary for similar buildings in the general vicinity of the Building.

                 (iv) Workers' compensation insurance to the extent required by the law of the State in which the Demised Premises are located and to the extent necessary to protect Landlord and the Demised Premises against Workers' compensation claims.

                 (v) Such other insurance reasonably requested by Landlord, in such amounts and against such risks, as is commonly obtained in the case of property similar in use to the Demised Premises and located in the vicinity of the Demised Premises are located, with due regard to the height and the type of the Building, its construction, use and occupancy.

          The insurance described in this Section 7.1(a) shall be written by companies of nationally recognized good financial standing legally qualified to issue such insurance and shall name Tenant as insured party and Mortgagee and Landlord as additional insureds, as their interests may appear.

          (b) Every such policy (other than any comprehensive liability or workers' compensation policy) shall bear a mortgagee endorsement in favor of Mortgagee; and such policies shall provide that the loss, if any, shall be adjusted and payable to Landlord to be held and applied by Landlord or Mortgagee for reconstruction of the Demised Premises. Every policy referred to in this section (other than the workers' compensation policy) shall not be canceled or materially altered except after 30 days' written notice to Landlord and the Mortgagee and the policies referred to in Section 7.1(a)(i) and (ii) shall not be invalidated by any act or neglect of Landlord or Tenant, nor by occupancy of the Demised Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Demised Premises, nor by change in title to the Demised Premises. Tenant will immediately deliver to the Landlord copies of any notices of cancellation received with regard to any insurance maintained pursuant to this Article.

          (c) Tenant shall deliver to Landlord and Mortgagee original certificates which set forth the major policy provisions and limits of liability relating to the Demised Premises (together with such other reasonable information as may be requested by Landlord or Mortgagee to correctly evidence the insurance coverage of Tenant covering the Demised Premises) of insurers, reasonably satisfactory to Mortgagee, evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, such delivery to be made
(i) promptly after the execution and delivery hereof, and (ii) within ten (10) days prior to the expiration of any such insurance. Tenant shall have the right to pay such premiums in installments. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Article. Any insurance required hereunder may be provided under blanket policies or excess coverage (umbrella) policies, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Demised Premises the specific coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other property named therein.

          7.2 Each insurance policy insuring the Demised Premises and Tenant's fixtures and contents against loss, shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and Mortgagee in connection with any loss or damage covered by any such policies, provided that such waiver is available at no additional cost to Tenant. If an additional charge is imposed to obtain such waiver, Landlord may elect to pay such charge. Landlord and Mortgagee shall not be liable to Tenant, to the extent of the insurance proceeds actually collected and retained by Tenant, for any loss or damage caused by fire or any of the risks enumerated in such policies provided such waiver was in effect with respect to such policies at the time of such loss or damage. If the release of either Landlord or Mortgagee shall contravene the provisions of any insurance policy or any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against such party's insurer are exhausted and such party shall be unable to collect such insurance proceeds.

                                   ARTICLE 8
                            FIRE AND OTHER CASUALTY
                            -----------------------

          8.1  (a)  Subject to the provisions of Section 8.1(b), Section 8.2,
Section 8.3 and Section 8.4 hereof, if the Building or the Demised Premises shall be damaged by any casualty, Tenant shall notify Landlord of the same and if an election to terminate this Lease shall not have been made pursuant to this
Article 8, Landlord shall repair said damage and restore and rebuild the Building and/or Demised Premises (excluding Tenant Work and the personal property of Tenant). In such event, the Fixed Minimum Rent payable hereunder shall be reduced, until such time as the repair and restoration work is Substantially Completed, Tenant has had an opportunity to Substantially Complete restoration of Tenant's Work, and Tenant is not prevented by the condition of the Demised Premises from occupying the Demised Premises for the normal conduct of its business, in proportion to the extent that the Demised Premises are rendered unusable for the normal conduct of the business then conducted on the Demised Premises, and Landlord shall be entitled to receive the proceeds of rent insurance maintained pursuant to Section 7.1(a)(ii) hereof. Such repair and restoration work shall be diligently commenced and prosecuted by Landlord until full completion thereof. It is acknowledged that a casualty affecting a portion of the Warehouse (as hereinafter defined) may, as a consequence of Tenant's Specific Use thereof, render the entire Warehouse unusable for the normal conduct of the business conducted therein by Tenant. The terms of the rent insurance maintained pursuant to Section 7.1(a)(ii) hereby shall acknowledge the foregoing.

          (b) If the insurance proceeds available to Landlord (or Landlord's mortgagee) are not adequate to pay for the full cost of such repair and restoration work, then (i) Landlord shall not be obligated to pay such deficiency if within thirty (30) days of the date of such casualty, Landlord sends written notice to Tenant (the "Insurance Deficiency Notice") advising Tenant of the amount of such deficiency and that Landlord elects not to pay such deficiency, and (ii) in the event that Landlord delivers the Insurance Deficiency Notice to Tenant within such thirty (30) day period, Tenant shall have the right, at its option, to terminate this Lease by sending written notice of such termination to Landlord within ninety (90) days after Tenant's receipt of the Insurance Deficiency Notice, which termination shall be effective as of any date designated by Tenant, which effective date shall not be more than twelve (12) months from the date of such termination notice, or if Tenant does not terminate this Lease as aforesaid, Tenant shall pay such deficiency. Notwithstanding the preceding sentence, Tenant shall pay any deficiency attributable to Tenant's failure to maintain in effect any insurance required to be maintained by Tenant pursuant to this Lease, and, in such event, Tenant shall not have the right to terminate this Lease (it being understood that Tenant shall not be responsible for any deficiency that would not have been paid pursuant to normal policy exclusions). Landlord shall apply all insurance proceeds received with respect to any insurance required to be maintained by Tenant hereunder (other than the insurance to be provided pursuant to Section 7.1(a) (ii) above) for the purposes of fully repairing and replacing the damage unless an election to terminate this Lease is made pursuant to this
Article 8.

          8.2 If the Building and/or Demised Premises shall be damaged by casualty, to the extent that the portion of the Demised Premises used by Tenant as a warehouse and distribution facility (the "Warehouse") is rendered unusable for the normal conduct of Tenant's business then conducted in the Warehouse, and a reputable contractor selected by Landlord and reasonably approved by Tenant estimates that the repair of the Warehouse (including Tenant's Work, but excluding the personal property of Tenant) cannot be Substantially Completed within seven (7) months after the date of such casualty, Tenant may terminate this Lease by notice to Landlord given within sixty (60) days of the date of such casualty. Upon such notice, this Lease shall terminate (and Tenant shall not be responsible for paying any deficiency pursuant to Section 8.1(b)); provided, however, that the provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination of this Lease. Landlord shall use reasonable efforts to cause such contractor's estimate to be rendered and delivered to Tenant within thirty (30) days after the casualty.

          8.3 If the Building and/or the Demised Premises shall be damaged by casualty, to the extent that the portion of the Demised Premises used by Tenant for office purposes (the "Offices") is rendered unusable for the normal conduct of Tenant's business then conducted in the Offices, and a reputable contractor selected by Landlord and reasonably approved by Tenant estimates that the repair of the Offices (including the leasehold improvements, but excluding the personal property of Tenant) cannot be Substantially Completed within twelve (12) months after the date of such casualty, Tenant may terminate this Lease by notice to Landlord given within sixty (60) days of the date of such casualty. Upon such notice this Lease shall terminate (and

Tenant shall not be responsible for paying any deficiency pursuant to Section 8.1(b)), provided, however, that the provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination of this Lease. Landlord shall use reasonable efforts to cause such contractor's estimate to be rendered and delivered to Tenant within thirty (30) days after the casualty. Notwithstanding the foregoing, Tenant shall not have a right to terminate this Lease pursuant to this Section 8.3 in the event that Landlord is able to provide to Tenant, within thirty (30) days of the casualty and upon terms reasonably acceptable to Tenant, substitute office facilities in the immediate vicinity of the Building, which are reasonable acceptable to Tenant, and which will be available to Tenant during the period that the repair and restoration work to the offices is being completed.

          8.4 If a casualty occurs during the last two (2) years of the Term and if any portion of the Demised Premises shall be so damaged by such casualty that the cost of repair or replacement would exceed twenty-five percent (25%) of the replacement cost of the Building as estimated by a reputable contractor selected by Landlord and reasonably approved by Tenant, Tenant may terminate this Lease by notice to Landlord given within sixty (60) days of the date of such casualty and upon such notice, this Lease shall terminate; provided, however, that the provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination of this Lease. If Tenant does not choose to terminate this Lease in accordance with this paragraph within such sixty (60) day period, Landlord may, at its option, terminate this Lease by notice to Tenant given within ten (10) days of the expiration of such sixty (60) day period. Landlord shall use reasonable efforts to cause such contractor's estimate to be rendered and delivered to Tenant within thirty (30) days after the casualty.

          8.5 No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises, the leasehold improvements, or the Building. Landlord shall use reasonable efforts to have such repairs for which it is responsible made promptly so as not to unnecessarily interfere with Tenant's occupancy.

          8.6 In the event of the termination of this Lease pursuant to the provisions of Section 8.1(b), Section 8.2, Section 8.3 or Section 8.4, this Lease, the Term and the estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if it were the date set for the normal expiration of the Term, and Fixed Minimum Rent shall be apportioned as of the date of termination.

          8.7 (a) If any of the insurance monies paid to Landlord shall remain after the completion of the repair and restoration, the excess shall be paid to Tenant, or if Tenant and Landlord funded any deficiency in the insurance proceeds in order to complete the repair and restoration work, any excess shall be shared by Landlord and Tenant proportionately to the amount of the deficiency contributed by each party.

          (b) Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, including Tenant's Work, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

          8.8 Landlord and Tenant each agrees that it will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of, any insurance monies that may be due in the event of any loss or damage, and that they each will execute and deliver to the other party such instruments as may be reasonably required to facilitate the recovery of any insurance monies.

          8.9 Tenant agrees to give prompt notice to Landlord with respect to all fires and other casualties occurring in, on, at or about the Demised Premises.

                                   ARTICLE 9
                                   UTILITIES
                                   ---------

          9.1 After the Substantial Completion of Landlord's Work, Tenant agrees that Landlord is not, nor shall it be, required to furnish to Tenant or any other occupant of the Demised Premises any gas, water, sewer, electric, heat or any other utility, facility, equipment, labor, materials, services or trash removal of any kind whatsoever (collectively referred to in this Article as "Utilities and Services").

          9.2 Tenant agrees to obtain all Utilities and Services and to pay all charges therefor. Provided that Landlord performs all of its obligations under
Article 6 in a timely manner, Tenant expressly agrees that Landlord shall not be responsible for the failure of supply to Tenant of any of such Utilities and Services, or any other utility or services, whether similar or dissimilar to those enumerated in this Article.

           9.3 Tenant agrees to limit its consumption of water at the Demised Premises to not more than l0~000 gallons per day.

          9.4 Notwithstanding the foregoing provisions of this Article 9, as long as water and sewer service is provided to the Demised Premises by an affiliate of Landlord, unless the water and sewer rates are regulated by a state or municipal agency, Tenant's obligation to pay for water and sewer service shall be limited to the amount that is computed based upon the average rates approved by the state or municipal agency then applicable to the provision of water to facilities comparable to the Demised Premises in the vicinity thereof.


                                   ARTICLE 10
                                MECHANIC'S LIENS
                                ----------------

          10.1 Tenant shall not suffer or permit any liens to be filed against the Park, Demised Premises or any part thereof or against Tenant's leasehold estate therein by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant or any one holding the Demised Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Park, the Demised Premises or any part thereof or against Tenant's leasehold estate therein, Tenant shall cause the same to be discharged of record within forty-five (45) days after the date of notice thereof to Tenant, by either payment, deposit, bond or otherwise. If Tenant shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or by bonding, and/or Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including reasonable attorneys' fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with the Default Charge thereon, shall become due and payable forthwith by Tenant to Landlord.

          10.2 Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises.

                                   ARTICLE 11
                                  ALTERATIONS
                                  -----------

          11.1 For the purposes of this Article the term "Alterations" shall include, without limitation, decorations, installations, changes, restorations, replacements, additions, improvements and betterments. An alteration shall be deemed to be structural if it involves or affects (a) the exterior (or the exterior appearance) of the Building other than landscaping or the restriping of the parking areas located on the Demised Premises or the other areas of the Demised Premises outside the Building other than landscaping or the restriping of the parking areas located on the Demised Premises, or the roof or foundations of the Building, (b) the supporting members or structural elements of the Building, or (c) any of the Building systems in a material and adverse manner.

          After the completion of Tenant's Work, Tenant shall make no Alterations in or to the Demised Premises, whether structural or non-structural, without Landlord's prior written consent, except as follows:

          (a) Tenant may make non-structural Alterations in each instance costing less than Fifty Thousand ($50,000) Dollars and decorative Alterations costing less than One Hundred Thousand ($100,000) Dollars without obtaining Landlord's consent.

          (b) Landlord agrees that it shall not unreasonably withhold or delay its consent to any other Alterations to the Demised Premises requested to be made by Tenant.

          (c) No structural Alterations in or to the Demised Premises shall be made by Tenant without obtaining Landlord's prior consent in each case, which consent shall not be unreasonably withheld or delayed.

          All Alterations: (i) shall be done at Tenant's sole expense; (ii) may be made at all hours and days; (iii) shall in all events comply with all Laws and Ordinances and all orders, rules and regulations of Insurance Boards; (iv) shall be made in a good workmanlike manner using materials comparable in quality to the quality of the existing materials in the Demised Premises; and (v) shall, in the case of structural Alterations, non-structural Alterations costing in excess of Fifty Thousand ($50,000) Dollars and decorative Alterations costing in excess of One Hundred Thousand ($100,000) Dollars, be made only by contractors or mechanics approved by Landlord (which approval Landlord agrees not to unreasonably withhold or delay).

          11.2 Prior to commencing any Alterations, Tenant shall furnish to Landlord, and obtain Landlord's prior written consent (unless said consent is not required pursuant to subparagraph (a) of Section 11.1) to:

                 (i) Plans and specifications (to be prepared by and at the expense of Tenant), in detail, of such proposed Alterations, and Landlord agrees that provided Tenant otherwise complies with the provisions of this Article 11, Landlord shall not unreasonably withhold or delay its consent to plans and specifications in connection with Alterations, provided that Tenant shall not be obligated to provide such plans and specifications for non-structural Alterations costing less than Fifty Thousand ($50,000) Dollars, or decorative Alterations costing less than One Hundred Thousand ($100,000) Dollars;

                 (ii) A certificate evidencing that Tenant (or Tenant's contractors) has (have) procured and paid for workmen's compensation and employer liability insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant, the Land or the Building;

                 (iii) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 7) and builder's risk fire and other casualty insurance as Landlord may reasonably require in connection with the work to be done by Tenant; and

                 (iv) Such permits, authorizations or consents as may be required by any applicable Law or Ordinance, all of which shall be obtained at Tenant's expense; provided, however, that no plans, specifications or applications shall be filed by Tenant with any governmental authority without first obtaining Landlord's consent (which Landlord agrees not to unreasonably withhold or delay to the extent provided elsewhere in this Article), except to the extent authorized under subparagraph (a) of Section 11.1. Landlord agrees to cooperate with Tenant's efforts to obtain such permits, authorizations and consents. Without limiting the generality of the foregoing, Landlord shall execute and deliver and/or join in the execution and delivery of any building or alteration permit applicable requested by Tenant.

           11.3 (Except for the property described in Section 11.5 which Tenant may remove at the end of the Term) in no event shall any material or equipment be incorporated in the Demised Premises in connection with any such Alteration which is subject to any lien, encumbrance, chattel mortgage, security interest, charge of any kind whatsoever, or is subject to any conditional sale or other similar or dissimilar title retention agreement.

          11.4 Upon the termination of this Lease, Tenant shall be required to remove all Alterations with respect to which (i) Tenant was required to obtain Landlord's consent pursuant to subparagraph (a) of Section 11.1 hereof, and (ii) Landlord notified Tenant, at the time of Landlord's consent to the installation of such Alteration, that Tenant would have to remove the same from the Demised Premises at the termination of this Lease.

          11.5 Where furnished by or at the expense of Tenant (except where same is a replacement of an item theretofore furnished and paid for by Landlord or against which Tenant has received a credit), all movable property, furniture, furnishings, trade fixtures and equipment (including such trade fixtures and equipment which may be attached to the Building due to the nature of Tenant's business) shall remain the property of Tenant, and may be removed by Tenant on or before the expiration of the Term, and, in case of damage by reason of the removal, Tenant shall restore the Demised Premises to good order and condition, normal wear and tear excepted. If Tenant shall fail to remove such property, Landlord may remove such property, and dispose of it or place it in storage. Any of such property not removed by Tenant shall, at the election of Landlord, be deemed to be abandoned by Tenant, and Landlord may return or dispose of such property as Landlord shall elect, without any liability to Tenant.

          11.6 Except as provided in Sections 11.4 and 11.5, all of Landlord's Work and all of Tenant's Work shall become the property of Landlord and shall remain upon, and be surrendered with, said Demised Premises, as a part thereof, at the end of the Term. Except as provided in Sections 11.4 and 11.5, all Alterations upon the Demised Premises, made by either party subsequent to Landlord's Work and Tenant's Work, affixed to the realty shall become the property of Landlord and shall remain upon, and be surrendered with, said Demised Premises, as a part thereof, at the end of the Term. Except as provided in Sections 11.4 and 11.5, in no event shall Tenant be required or permitted to remove (a) the original installations made by Landlord as part of Landlord's Work or Tenant as part of Tenant's Work, or (b) Alterations, made by Tenant. Any Alteration which is not removed by Tenant from the Building at the end of the Term shall be deemed abandoned by Tenant to Landlord, and Landlord may remove the same from the Demised Premises.

                                   ARTICLE 12
                                  CONDEMNATION
                                  ------------

          12.1 In the event that all of the Demised Premises are taken or condemned for any public purpose, this Lease shall terminate as of the date of such taking; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

          12.2 In the event that any portion of the Warehouse or more than twenty percent (20%) of the Offices shall be taken or condemned for any public purposes, or in the event of any taking or condemnation which prevents Tenant from having access to any portion of the Warehouse or at least eighty percent (80%) of the

Offices or which reduces the number of parking spaces available to Tenant below ninety percent (90%) of the number of parking spaces available to Tenant immediately prior to such taking or condemnation, then Tenant shall have the option, exercisable within thirty (30) days after Tenant receives notice of such taking or condemnation, to terminate this Lease effective as of the date specified by Tenant in its notice of termination, which effective date shall not be more than one (1) year after the date of Tenant's notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof; and provided further that Landlord may negate Tenant's option to terminate this Lease pursuant to Section 12.2 by reason of any taking of any portion of the Offices or any parking spaces if Landlord provides to Tenant, in a location and condition satisfactory to Tenant, similar office space of the same dimensions of those taken or condemned or an equal number of substitute parking spaces in the immediate vicinity of the Building.

          12.3 In the event that a portion, but less than all, of the Demised Premises shall be taken or condemned for any public purpose or such taking or condemnation shall result in a denial of access to a portion, but less than all, of the Demised Premises, then this Lease shall terminate as of the date of such taking as to the portion of the Demised Premises so taken or denied access, and, unless Tenant exercises its option to terminate this Lease pursuant to Section
12.2 hereof, this Lease shall remain in full force and effect as to the remainder of the Premises. In such event, the Fixed Minimum Rent will be diminished by an amount representing the part thereof applicable to the portion of the Demised Premise so taken, and Landlord shall restore the balance of the Demised Premises to an architecturally complete unit with reasonable promptness.

          12.4 In the event of the termination of this Lease pursuant to the provisions of Sections 12.1 and 12.2, the Lease shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term, and Fixed Minimum Rent shall be apportioned as of the date of termination. The provisions of this Section shall apply in the same manner to any partial termination of this Lease pursuant to the provisions of this Article 12.

          12.5 Landlord may appear in any condemnation proceeding or action or taking to negotiate, prosecute and adjust any claim for an award thereunder. Landlord shall be entitled to receive the entire award in any condemnation proceeding or action for taking, without deduction therefrom for any estate vested in Tenant by this Lease; provided that nothing herein contained shall prohibit Tenant from seeking severance damages, moving expenses or any other award so long as any such award does not reduce the award payable to Landlord.

          12.6 If the temporary use or occupancy of all or any part of the Demised Premises shall be condemned or taken for any public or quasi-public use during the Term, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to pay the full Fixed Minimum Rent payable hereunder and Tenant shall be entitled to receive the entire amount of any award made for such taking, whether paid as damages, rent or otherwise, provided, however, that in the event that: (i) any such temporary taking involves any portion of the Warehouse or more than twenty percent (20%) of the Offices or prevents Tenant from having access to any portion of the Warehouse or at least eighty percent (80%) of the Offices or reduces the number of parking spaces available to Tenant below ninety percent (90%) of the number of parking spaces available to Tenant immediately prior to such taking, and (ii) such taking is for a period of more than six (6) months, Tenant may elect to terminate this Lease by notifying Landlord of such election within thirty (30) days after Tenant receives notice of such taking, in which event this Lease shall terminate as of the date specified in Tenant's notice of termination, which effective date shall not be later than one (1) year after the date of Tenant's notice of termination; provided, however, that the provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof. For purposes hereof, Offices and/or parking spaces shall be deemed available to Tenant if alternative Offices and/or substitute parking spaces are provided to Tenant in accordance with the requirements of Section 12.2.

                                   ARTICLE 13
                           ACCESS TO DEMISED PREMISES
                           --------------------------

          13.1 Tenant shall permit Landlord and the authorized representatives of Landlord, upon notice of not less than fifteen (15) days (except in emergency), to enter the Demised Premises at all reasonable times during usual business hours for the purpose of making any repairs required to be made by Landlord to fulfill Landlord's obligations under this Lease, or inspecting the Demised Premises, and after the notice and the expiration of the grace period provided for in this Lease, for the purpose of curing any defaults on the part of Tenant in the making of any necessary repairs to the Demised Premises, or in the performance of any work therein that may be necessary to comply with any Laws and Ordinances, or that may be necessary to prevent waste or deterioration in connection with the Demised Premises. No prior notice of such entry shall be necessary in the case of emergency, but Landlord agrees to provide Tenant with written notice of its entry as soon thereafter as practicable. Nothing in this section 13.1 shall imply any duty upon the part of Landlord to cure any such defaults or to do any such work. The performance thereof by

Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord shall be liable for all damage to Tenant's property caused by Landlord or Landlord's agents or employees in connection with the making of repairs or the performance of any work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof. Landlord must use its best efforts to minimize any inconvenience or damage caused by Landlord in connection with the making of repairs or performance of any work on the Demised Premises and to coordinate the scheduling of such repairs, maintenance, or work with Tenant.

          For a period commencing six (6) months prior to the end of the Term, Landlord shall have reasonable access to the Demised Premises for the purposes of exhibiting the same to prospective tenants and for posting any "To Let" or "To Lease" signs upon the Demised Premises. The size and location of such signs shall be subject to Tenant's approval, which approval may not be unreasonably withheld.

                                   ARTICLE 14
                      ASSIGNMENT, SUBLETTING, MORTGAGING
                      ----------------------------------

          14.1 Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, by Tenant or by operation of law or otherwise, and that neither the Demised Premises, nor any part thereof, will be sublet or occupied, by anyone other than Tenant, or for any purpose other than as set forth in this Lease, without the prior written consent of Landlord in every case, except as expressly provided in subparagraph
(c) hereinbelow.

          Notwithstanding the foregoing provisions of this Section 14.1:

          (a) Prior to the agreement by Tenant to any assignment or subletting, Tenant shall submit to Landlord in writing: (1) the name of the proposed assignee or subtenant; (2) a copy of the proposed written agreement including all of the terms and conditions of the proposed assignment or subletting, stating that such agreement shall not become effective unless Landlord hereunder shall consent thereto in writing and which shall contain a provision complying with Section 14.4; (3) the nature and character of the business of the proposed assignee or subtenant and any other information reasonably requested by Landlord; (4) a financial statement of the proposed assignee or subtenant, certified to by a certified public accountant as of a date not more than twelve
(12) months prior thereto or if not available, such other financial information as may be reasonably acceptable to Landlord; and (5) an agreement by Tenant to indemnify, defend and hold Landlord harmless against any claim or liability for real estate brokerage commission payable with respect to any sublease or assignment by Tenant in accordance with this Article.

          Provided Tenant is not in default hereunder (after notice from Landlord if any be required hereunder and the expiration of any applicable grace period)1 Landlord's consent to any such proposed assignment or subletting shall not be "unreasonably" withheld or delayed, in accordance with paragraph (b). This paragraph (a) shall apply to each and every proposed assignment and sublease during the Term hereof, and if Tenant fails to consummate any proposed assignment or sublease to which Landlord shall have consented within one hundred eighty (180) days after granting such consent, this paragraph (a) shall again apply to said proposed assignment or sublease.

          (b) In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease or assignment, including, without limitation, the following:

                (i) the financial stability and business reputation of the proposed assignee or subtenant;

                (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the majority of other tenants in the Park;

                (iii) the proposed assignee or subtenant shall not be a tenant of other space in the Park, and shall not be entitled directly or indirectly to diplomatic or sovereign immunity; and

                (iv) not more than two (2) unrelated entities shall occupy the Demised Premises at any time.

          (c) Notwithstanding any contrary provision of this Lease, provided Tenant shall not be in default hereunder (which continues after notice and the expiration of any applicable grace period), this Lease may be assigned at any time without the consent of Landlord, to any corporation into which or with which Tenant may be merged or consolidated, or to any corporation which shall purchase all or substantially all of the assets of Tenant, or assigned or sublet in whole or in part to any subsidiary or affiliate of Tenant, provided each of the following conditions shall be complied with:

                (i) If such assignment shall be to a successor by merger or consolidation, or by acquisition of assets, such successor shall have acquired all or substantially all of the assets of the assignor;

                (ii) If such assignment or sublease shall be to a subsidiary or affiliate, such subsidiary or affiliate shall have assumed all of the liabilities hereunder of the assignor, and the assignor shall have expressly agreed to continue to remain jointly and severally liable as Tenant hereunder;

                (iii) The assumptions and agreement referred to in subparagraphs (i) and (ii) above, shall be set forth in written instruments complying with the provisions of Section 14.4 of this Lease; and

                 (iv) The assignee or sublessee shall at all times use the Demised Premises for a purpose permitted by Article 4 hereof; and

                  (v)   Subdivision (iv) of paragraph (b) above shall apply.

          For the purposes of this paragraph, a corporation shall be deemed to be a subsidiary of Tenant if fifty (50%) percent or more of its voting stock shall be owned by Tenant, and a corporation or other person or entity shall be deemed to be an affiliate of Tenant if it directly or indirectly controls, is controlled by or is under common control with Tenant.

          (d) Notwithstanding the provisions of subparagraphs (b) and (c) above, Tenant shall obtain, at Tenant's cost and expense, all necessary governmental consents and approvals for the occupancy of the Demised Premises, or any portion thereof, by such permitted assignee or sublessee.

          (e) In the event of the sale or other disposition of all or substantially all of the assets of Tenant during the Term of this Lease, the transferee of assets shall be deemed to have assumed all obligations, covenants and responsibilities of Tenant under this Lease. Upon request of Landlord, the transferee of assets shall deliver to Landlord an instrument in recordable form evidencing the aforesaid assumption of this Lease.

          14.2 If this Lease is assigned or if the Demised Premises is sublet or occupied by anyone other than Tenant, and if Tenant is in default (after notice from Landlord if any be required hereunder and the expiration of any applicable grace period), Landlord may collect Fixed Minimum Rent, Additional Rent and other charges from the assignee, sublessee or occupant, and apply the net amount collected to the Fixed Minimum Rent, Additional Rent and other charges herein provided, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the covenant by Tenant under Section 14.1, nor shall the same be deemed the acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the further performance of the covenants and agreements contained in this Lease on the part of Tenant to be performed.

          14.3 The consent by Landlord to an assignment or subletting shall not relieve Tenant, the assignee or subtenant from obtaining the express consent in writing of Landlord to any further assignment or subletting required pursuant to this Article 14.

          14.4 Each permitted assignee or transferee of this Lease shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Minimum Rent, Additional Rent and other charges, and for the due performance of and compliance with all of the terms, covenants, conditions and agreements contained in this Lease on Tenant's part to be performed or complied with for the Term. No assignment, sublease or transfer shall be binding on Landlord unless such assignee, subtenant or transferee of Tenant shall deliver to Landlord a duplicate original of the instrument of assignment, sublease or transfer which (i) contains a covenant of assumption by the assignee or transferee (other than a subtenant) of all of the obligations aforesaid, (ii) contains a confirmation that Landlord shall have all of the rights set forth in this Article as to any further assignment or subletting superior to and preemptive of any rights of sublessor thereunder, and (iii) in every case, other than pursuant to Section 14.1(c) hereof Landlord shall have consented thereto in advance in writing as required hereunder. In the event of Tenant's failure to comply with the provisions of this Article, Landlord may elect to treat such purported assignee, subtenant or transferee as having assumed this Lease jointly and severally with Tenant, without in any way or to any extent binding Landlord to consent to such purported assignment, sublease or transfer.

          14.5 If Landlord shall for any reason or cause recover or come into possession of said Demised Premises before the date hereinbefore fixed for the expiration of the Term, Landlord shall have the right at its option to take over any and all subleases or subletting of the Demised Premises or any part or parts thereof made or granted by Tenant and to succeed to the rights and privileges of Tenant with respect to said subleases and subletting or such of them as it may elect to take over and assume, and Tenant hereby expressly assigns and transfers to Landlord such of the subleases and subletting as Landlord may elect to take over and assume at the time of such recovery of possession, and Tenant shall upon request of Landlord execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary, sufficient and proper to vest in Landlord the then existing subleases and subletting. By its acceptance of and entry- into a sublease, subtenant thereunder shall be deemed to have thereby agreed that, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to Landlord, as its landlord, under all of the terms, covenants and conditions of such Sublease.

                                  ARTICLE 15
                                  SIGNS. ETC.
                                  ----------

          15.1 Tenant shall not erect any signs on the Demised Premises without Landlord's prior written consent, which consent Landlord agrees not to unreasonably withhold. All such signs must conform to all Laws and Ordinances.

                                  ARTICLE 16
                                  IMPOSITIONS
                                  -----------

          16.1 Tenant agrees to pay to the appropriate taxing authority, all Impositions (as hereinafter defined) and to provide Landlord with proof of the payment thereof upon Landlord's request. Such Impositions shall be paid prior to delinquency. If, at Tenant's option, Tenant pays the Impositions to Landlord rather than to the appropriate taxing authority, Landlord agrees to pay or cause to be paid all such monies to the appropriate authorities prior to delinquency.

          16.2 As used herein the term "Impositions" shall mean: (a) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, and whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are imposed or levied upon or assessed against (i) all or any part of the Demised Premises, (ii) the Fixed Minimum Rent, Additional Rent or other charges payable by Tenant hereunder, or (iii) this Lease or the leasehold estate created hereby;
(b) any gross receipts, gross income, rental income or similar taxes which fail to take into account deductions with respect to the Demised Premises such as depreciation, interest, taxes or ordinary and necessary business expenses, imposed or levied upon, assessed against or measured solely by the Fixed Minimum Rent, Additional Rent or other charges to be paid by Tenant hereunder and without regard to other income of Landlord; (c) all sales and use taxes which may be levied or assessed against or be payable by Landlord or Tenant on account of the leasing or use of all or any part of the Demised Premises; and (d) all other taxes and charges in the same or similar categories. Tenant shall not be required to pay any franchise, corporate, capital levy, estate, inheritance, succession, transfer, federal, state, municipal or other income, profit or revenue or similar taxes assessed or imposed against Landlord, the Demised Premises, this Lease or any Fixed Minimum Rent or Additional Rent or other charges due hereunder (other than any gross receipts, gross income or similar taxes which fail to take into account deductions with respect to the Demised Premises such as depreciation, interest, taxes or ordinary and necessary business expenses, imposed or levied upon, assessed against or measured solely by the Fixed Minimum Rent, Additional Rent or other charges to be paid by Tenant hereunder, and without regard to other income of Landlord).

          16.3 To the extent that the same may be permitted by law, Tenant shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease to be payable in annual installments over the maximum time permitted by the municipal authority imposing the same and upon such conversion Tenant shall be responsible for the payment of only such installments thereof as shall be allocable to the term of this Lease. Impositions, whether or not a lien upon the Demised Premises, shall be apportioned between Landlord and Tenant at the beginning and end of the term of this Lease; it being intended that Tenant shall pay only that portion of the Impositions as is allocable to the term of this Lease; provided, however, that Landlord need not make any apportionment in Tenant's favor if the term of this Lease shall be terminated by reason of a default on the part of Tenant hereunder unless and until such default is cured.

          16.4 Tenant, at its own expense, may contest any Impositions, including a proceeding to reduce the assessed value of the Demised Premises through tax certiori proceedings, in any manner permitted by law, in Tenant's name, and whenever necessary in Landlord's name. Landlord agrees that if requested by Tenant, Landlord will remit Tenant's payments for Impositions to the appropriate authority under protest. Landlord will cooperate with Tenant and execute any documents or pleadings reasonably required for such purpose; provided, however, that the same shall be without cost, liability or expense to Landlord. Such contest may include appeals from any judgment, decree or order until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. However, notwithstanding such contest, Tenant shall promptly pay the contested Impositions in the manner provided for in this Article, if at any time the Demised Premises or any part thereof shall, as a result of the deferment of such payment, be subject to forfeiture or if Landlord shall be subject to any criminal liability by reason of the non-payment thereof. Any tax refund with respect to any Imposition paid by Tenant shall, to the extent thereof, be the property of Tenant. Landlord, at its expense, may contest any Imposition only in the event that Tenant is not actively contesting any such Imposition, provided that Landlord provides Tenant with written notice of its intention to contest such Imposition prior to the commencement thereof.

                                  ARTICLE 17
                            RIGHT TO CURE DEFAULTS
                            ----------------------

          17.1 If Tenant shall fail to comply fully with any of its obligations under this Lease (including without limitation, its obligations to make repairs, maintain insurance, comply with all laws, ordinances and regulations and pay all bills for utilities) after receipt of written notice of such failure from Landlord and the expiration of any applicable grace periods, then Landlord shall have the right, at its option, to cure such breach at Tenant's expense. Tenant agrees to reimburse Landlord for all costs and expenses incurred as a result thereof together with the Default Charge which Default Charge shall not begin to accrue until the date that Tenant receives a written demand for such reimbursement from Landlord.

          17.2 Without limiting any rights granted to Tenant under Article 20.3 hereof, and notwithstanding any contrary provision of this Lease, if Landlord shall fail to fully comply with any of its obligations under this Lease (including without limitation, its obligations to make repairs or restoration in connection with a casualty) and such failure shall continue for thirty (30) days after receipt of written notice of such default from Tenant, Tenant shall thereafter, upon notice to Landlord, have the right to cure such default at Landlord's expense; provided, however, that if the said default shall be of a nature that the same cannot be completely cured or remedied within said thirty
(30) day period and if Landlord shall commence the curing of such default promptly, then the time of Landlord within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence. Landlord agrees to promptly reimburse Tenant for any costs and expenses incurred as a result thereof, together with interest thereon at the Default Charge. If Landlord does not reimburse Tenant within ten (10) business days of its receipt of a written request thereof from Tenant, Tenant shall be entitled to offset and deduct such expenses from the next Fixed Minimum Rent payment due hereunder.

                                  ARTICLE 18
                                   BANKRUPTCY
                                   ---------

          18.1 This Lease may be canceled by Landlord after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any State naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any State statute. Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for one hundred twenty (120) days, may give Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days from the date of service of such notice of intention and, upon the expiration of said five (5) day period, this Lease and the Term and estate hereby granted shall terminate with the same effect as if that date were expressly set forth in this Lease, but Tenant shall remain liable for damages as hereinafter provided. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises.

     18.2 It is stipulated and agreed that in the event of the termination of this Lease pursuant to Section 18.1, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the excess of the rent reserved hereunder for the unexpired portion of the Term demised over the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the annual rate of interest payable with respect to the first mortgage encumbering the Demised Premises. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages (in lieu of other damages) by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

                                   ARTICLE 19
                                    DEFAULT
                                    -------

     19.1 If Tenant shall: (a) (i) default in the payment of the Fixed Minimum Rent or any other item of Rental reserved herein payable on a regular monthly basis for ten (10) days after Tenant's receipt of written notice of such default, or (ii) in the payment of any other obligation involving the payment of money within ten (10) business days after receipt of written notice from Landlord; or (b) default in the observance of any of the other terms, covenants and conditions of this Lease (except those expressly enumerated in this Section 19.1) and such default shall continue for more than thirty (30) business days after written notice of such default, provided, however, that if the said default shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) business day period and if Tenant shall commence the curing of such default promptly, then the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence; or (c) if the Demised Premise shall be occupied by someone other than Tenant in violation of the provisions of this Lease and such occupancy shall continue for thirty (30) business days after Tenant's receipt of written notice of such violation, or (d) if this Lease shall be assigned or pass to or devolve upon one other than Tenant, except as herein permitted; (e) if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings other than bankruptcy proceedings and such appointments, if made in proceedings instituted by or against Tenant, shall not be vacated within one hundred twenty (120) business days after it has been made; or (f) Tenant shall vacate the Demised Premises or any substantial portion of the Demised Premises for any consecutive period in excess of eighteen (18) months, it being agreed that Tenant shall not be in default under this Lease if Tenant vacates the Demised Premises or any substantial portion of the Demised Premises for a consecutive period of less than eighteen (18) months provided that Tenant fulfills all of its obligations under this Lease (including, but not limited to, the obligations contained in Article 7 hereof) during such period, and provided further that Tenant provides Landlord with reasonable assurances that Tenant will continue to fulfill its obligations hereunder, then upon the happening of any one or more of the defaults or events above mentioned in this Article and the continuance thereof beyond the applicable cure period, this Lease and the Term hereof shall upon the date specified in a notice, which date shall be not less than five (5) business days after the date of sending of such notice by Landlord to Tenant, wholly cease and expire, with the same force and effect as though the date so specified were the date hereinabove first set forth as the date of the expiration of the Term (but Tenant shall remain liable to Landlord as hereinafter provided); and thereupon, or at any time thereafter, Landlord may recover possession thereof in the manner prescribed by the statute relating to summary proceedings, or similar statutes (but Tenant shall remain liable to Landlord as hereinafter provided), it being understood that no demand for reentry for condition broken and no notice to quit possession or other notices prescribed by statute shall be necessary to enable Landlord to recover such possession but that all right to any such demand and any such re-entry and any notice to quit possession or other statutory notices or prerequisites are hereby expressly waived by Tenant to the extent such waiver is permitted by law.

     19.2 Notwithstanding any other provision in this Article, no termination, re-entry, or dispossess by summary proceedings or otherwise, no termination by operation of law or otherwise, and no reletting of the Demised Premises shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such termination, re-entry, repossession or reletting.

     19.3 In case of any such termination, re-entry, or dispossess by summary proceedings or otherwise, the Fixed Minimum Rent, Additional Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and be paid up to the time of such termination, re-entry or dispossess, and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur for attorneys' fees, brokerage commissions, and all other costs paid or incurred by Landlord for recovering and restoring the Demised Premises to good order and condition and for preparing the same for re-letting. Landlord may, at any time and from time to time, re-let the Demised Premises, in whole or in part, either in its own name or as agent of Tenant, for a term or terms which at Landlord's option, may be for the remainder of the Term of this Lease or for any longer or shorter period, and (unless the statute or rule of law which governs or shall govern the proceeding in which such damages are to be proved, limits or shall limit the amount of such claim capable of being so proved and allowed, in which case Landlord shall be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law) Tenant shall be obligated to and shall pay to Landlord as damages, upon demand, and Landlord shall be entitled to recover from Tenant damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination, re-entry or dispossess, and continuing until the date originally fixed herein for the expiration of the Term) in an amount or amounts equal to the excess, if any, of the sum of the aggregate expenses paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant, plus an amount equal to the amount of the installment of Fixed Minimum Rent which would have been payable by Tenant hereunder in respect of such calendar month, had this Lease and the Term not been so terminated, or had Landlord not so re-entered, over the rents, if any, collected by Landlord in respect of such calendar month pursuant to such reletting (provided that if Landlord acted unreasonably in connection with such reletting, given the market conditions then existing, Landlord shall be deemed to have collected the fair market rental value of the Demised Premises in respect of such calendar month), and any suit or action brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Provided that Landlord acts reasonably and in good faith,
(i) Landlord shall in no event be liable in any way whatever for failure to re-let the Demised Premises and Landlord shall have no obligation or affirmative duty to re-let or attempt to re-let the Demised Premises, nor to accept a new tenant suggested by or supplied by Tenant and (ii) in the event that the Demised Premises are re-let, Landlord shall not be liable for failure to collect the rent thereof under such re-letting.

     19.4 Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord, in Landlord's sole reasonable judgment, considers advisable and necessary for the purpose of reletting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder.

     19.5 In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right to seek an injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

     19.6 No receipt of Rental by Landlord from Tenant after the termination in any way of this Lease or after giving any notice, shall reinstate, continue or extend the Term, or affect any notice. No receipt of Rental after the commencement of suit, or after final judgment for possession of the Demised Premises, shall reinstate, continue or extend the Term or affect said suit or said judgment.

                                   ARTICLE 20
                      SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
                      ---------------------------------------------

     20.1 This Lease, at the option of Landlord or any Mortgagee or Overlandlord, shall be or shall become subject and subordinate, to all Overleases, and to all Mortgages, and all advances thereon, which may now or hereafter affect this Lease or the Demised Premises, and to all renewals, modifications, consolidations, participations, replacements and extensions of such Overleases and/or Mortgages; provided, however, any such Mortgagee or Overlandlord must execute and deliver to Tenant an agreement substantially in the form of Exhibit F attached hereto (a "Non-Disturbance Agreement") containing provisions to the effect that, as long as Tenant is not in default under the terms, covenants and conditions of this Lease beyond any grace period provided in this Lease for remedying the same, in any action or proceeding to terminate the Overlease, or to foreclose the Mortgage, Tenant will not be made a party defendant, that Tenant's possession of the Demised Premises will not be disturbed, and that Tenant's leasehold estate and its rights and remedies hereunder will not be affected, impaired or terminated by any such action or proceeding or by any judgment or order rendered therein. The term "Mortgages" as used herein shall be deemed to include trust indentures and deeds of trust.

     In the event that Landlord, any Mortgagee or any Overlandlord elects to subject and subordinate this Lease as mentioned in the preceding paragraph, then Landlord or its Mortgagee or Overlandlord shall give Tenant notice to such effect, and provided that such Mortgagee or Overlandlord shall have duly executed and delivered to Tenant a Non-Disturbance Agreement, immediately thereafter the aforesaid provisions shall be self-operative and no further instrument of subordination shall be required. In the event Landlord or any Overlandlord or any Mortgagee desires confirmation of such subordination, Tenant shall execute promptly a confirmatory certificate in form reasonably acceptable to Tenant upon Landlord's request.

     20.2 Tenant agrees that neither the cancellation nor the termination of any Overlease, nor any foreclosure of any Mortgage, nor any proceeding to recover possession of the Demised

Premises shall by operation of law or otherwise result in the cancellation or termination of this Lease or the obligations of the Tenant hereunder. Tenant covenants and agrees that upon delivery of a duly executed Non-Disturbance Agreement, it shall attorn to any Mortgagee or Overlandlord or to the purchaser of the Demised Premises in foreclosure or the sale of the Overlease, or any of their respective successors or assigns or any other person claiming by or through any such Mortgagee, or the Overlandlord, or by or through any foreclosure proceeding of any such Mortgage, or any proceeding with respect to such Overlease, who shall succeed to the rights of Landlord under this Lease; and Tenant shall recognize such successor as Tenant's landlord under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between Tenant and such successor landlord, upon and subject to all of the terms, covenants and conditions of this Lease with the same force and effect as if this Lease had originally been entered into by such successor landlord and Tenant; except that such successor landlord and each succeeding landlord shall not be: (a) liable for any act or omission of any prior landlord (including Landlord); (b) subject to any offset, defense or counterclaim which Tenant might have against any prior landlord (including Landlord); (c) bound by any prepayments of more than one (1) month's Fixed Minimum Rent or additional rent which Tenant may have paid to any prior landlord (including Landlord); or
(d) bound by any amendment or modification of this Lease made without its consent. The provisions of this Article shall be self-operative, and no instrument of attornment shall be required or needed. In confirmation of any such attornment, Tenant shall promptly execute and deliver such instruments as may be reasonably required.

     20.3 In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or claim a partial or total eviction, or, except pursuant to Section 17.2, make any claim against Landlord for the payment of money, Tenant will not exercise such right until it has given written notice of such act or omission to

           (i)  the Landlord; and

           (ii) the Mortgagee and the Overlandlord as to whom Landlord has instructed Tenant to give copies of all of Tenant's notices to Landlord,

and unless Landlord shall not have remedied such act or omission within thirty
(30) days from its receipt of such written notice, or, if such act or omission cannot be remedied by the payment of money and is not capable of being remedied within said thirty (30) day period, Landlord shall not have commenced the remedy of such act or omission within said thirty day period or shall not diligently pursue the completion of such remedy. Nothing herein contained shall be deemed to create any rights in Tenant not specifically granted in this Lease or under any applicable provision of law.

                                   ARTICLE 21
                         SURRENDER OF DEMISED PREMISES
                         -----------------------------

     21.1 On the last day or sooner termination of the Term, Tenant shall quit and surrender the Demised Premises broom clean, in good condition and repair (reasonable wear and tear, casualty and condemnation excepted), as provided in Sections 11.4, 11.5 and 11.6 of this Lease. If the Demised Premises be not surrendered as and when aforesaid and such failure to surrender shall continue for three (3) months thereafter, Tenant shall indemnify Landlord against loss or liability directly resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding occupant or prospective occupant of the Demised Premises founded upon such delay. Upon expiration of the then current term of this Lease, without premature termination, for the number of days that Tenant remains in possession of the Demised Premises, without the execution of a new lease, Tenant shall be deemed to be occupying said Demised Premises at a Rental equal to 125% of the amount of the Rental (Fixed Minimum Rent), and 100% of the additional charges herein provided for each month or part thereof and otherwise be subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

     Tenant's obligations under this Article 21 shall survive the expiration or sooner termination of the Term.

                                   ARTICLE 22
                     CERTIFICATES AND FINANCIAL STATEMENTS
                     -------------------------------------

     22.1 Tenant shall, without charge, at any time and from time to time hereafter but not more often than four (4) times each year, within twenty (20) days after written request of Landlord, certify by a written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended and if so the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default by Landlord hereunder known to Tenant; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant known to Tenant; (e) as to commencement and expiration dates of the Term; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by Landlord and any other person, firm or corporation to whom the same may be exhibited or delivered; and the contents of such certificate shall be binding on Tenant.

     22.2 Landlord shall, without charge, at any time and from tine to time hereafter but not more often than four (4) times each year, within twenty (20) days after written request of Tenant, certify by a written instrument duly executed and acknowledged to any mortgagee, sublessee or assignee or proposed mortgagee, proposed sublessee or proposed assignee, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended and if so the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default by Tenant hereunder known to Landlord; (d) as to the existence of any counterclaims or defenses thereto on the part of Landlord known to Landlord; (e) as to commencement and expiration dates of the Term; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by Tenant and any other person, firm or corporation to whom the same may be exhibited or delivered; and the contents of such certificate shall be binding on Landlord.

     22.3 In addition to the provisions of Section 22.1 of this Lease, Tenant agrees to furnish directly to Landlord's proposed lender upon Landlord's request, within six (6) months from the end of each of Tenant's fiscal years, Tenant's consolidated financial statements prepared by independent certified public accountants. Landlord agrees to keep such financial information confidential; and to deliver such statements only to the party proposing to give such financing and/or proposing to purchase the Demised Premises or the Park and only if such party agrees, in a manner reasonably acceptable to Tenant, to preserve such confidentiality.

                                   ARTICLE 23
                            WAIVER OF TRIAL BY JURY
                            -----------------------

     23.1 It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

                                   ARTICLE 24
                                QUIET ENJOYMENT
                                ---------------

     24.1 Landlord covenants and agrees with Tenant that upon Tenant paying the Rental and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises without hindrance or ejection by Landlord or any persons claiming under Landlord; subject, however, to the terms of this Lease.

                                   ARTICLE 25
                                     BROKER
                                     ------

     25.1 Tenant covenants, warrants and represents that Tenant has not dealt with any broker in connection with this Lease, other than Landlord's broker, Spectra Realty, and any other person or entity identified by Tenant in writing to Landlord. Tenant agrees to hold Landlord harmless against any liability or expense arising out of a misrepresentation by Tenant in the preceding sentence. Landlord agrees to be responsible for any brokerage commissions which may be payable to Spectra Realty, and hereby agrees to indemnify Tenant from any claims of Spectra Realty or any other person or entity claiming a commission in connection with this Lease, including all costs and expenses in connection therewith.

                                   ARTICLE 26
                                 PARTIES BOUND
                                 -------------

     26.1 The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 14 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the provisions of Article 14. All covenants and agreements of this Lease shall run with the Land. The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession for the time being of the Demised Premises so that in the event of any sale of said Demised Premises or an assignment of this Lease Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder and it shall be deemed without further agreement between the parties and such purchaser(s) or assignee(s) that the purchaser or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder, subject to the exculpation provisions of the immediately following paragraph.

     Notwithstanding anything to the contrary provided in this Lease, it is understood and agreed that, except in the case of fraud or intentional misconduct by Landlord in connection with this Lease or the misapplication of any funds, insurance proceeds or condemnation awards received by Landlord under or in connection with this Lease, there shall be no personal liability on the part of Landlord or any officer, director, shareholder or agent of Landlord (or any successor corporate landlord or any partner of any limited or general partnership which may become Landlord or any individual or other entity) to Tenant with respect to any of the terms, covenants and conditions of this

Lease except to the extent of the Demised Premises and the proceeds thereof, and Tenant agrees that it shall look solely to the Demised Premises and the proceeds thereof for the satisfaction of any claims, debts, demands or judgments of Tenant in the event of breach or default by Landlord under the terms of this Lease, except in the case of fraud or intentional misconduct by Landlord in connection with this Lease or the misapplication of any funds, insurance proceeds or condemnation awards received by Landlord under or in connection with this Lease. No other property or assets of Landlord shall be subject to judgment, levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. The foregoing shall not limit or restrict Tenant's right to obtain as against Landlord affirmative or negative injunctive relief or any other relief similar to such injunctive relief.

                                   ARTICLE 27
                                    NOTICES
                                    -------

     27.1 Any notice, consent or approval provided for herein must be in writing and shall be deemed duly given by the sender thereof to the addressee thereof only if mailed to such addressee by registered or certified mail, postage prepaid, or by sending the same via Federal Express, Purolator Courier or other overnight courier service which delivers only upon signed receipt of the addressee, return receipt requested, to the addressee as set forth on page 1 of this Lease. If such writing is addressed to Tenant, it shall be to the attention of General Counsel; and a copy shall be sent in a similar manner to:
Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York 10036,
Attention: Perry A. Cacace, Esq. If such writing is addressed to Landlord, it shall be sent to the attention of Harold Lepler; and a copy shall be sent in a similar manner to Theodore J. Malvin, Suite 2101, Eleven Pennsylvania Plaza, New York, New York 10001. The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided the time of the giving of such notice shall be the time of such refusal. If the sender of any notice to any addressee shall have previously been given notice by said addressee of a change of address of said addressee, such changed address shall thereafter as to such sender be deemed the address to which future notices shall be sent.

                                   ARTICLE 28
                                   EASEMENTS
                                   ---------

     28.1 Tenant hereby grants to Landlord an easement or easements for Landlord or any designee of Landlord in, to, or through all areas of the Demised Premises, except the Building, for the installation, repair, maintenance and replacement of pipes, cables, conduits and wires at reasonable times and upon reasonable written notice to Tenant to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Demised Premises or any other portion of the Park or which may be required by Laws and Ordinances, provided that Tenant shall have the right to approve the location of such pipes, cables, conduits and wires and provided further that Landlord's installation, repair, maintenance or replacement thereof does not substantially interfere with any of the parking spaces located on the Demised Premises. Landlord agrees to cause the least interference with Tenant's use of the Demised Premises. All such work shall be done in such manner as to cause the least interference with Tenant's use of the Demised Premises, and Landlord shall repair and replace all areas of the Demised Premises damaged by such installation, repair, maintenance and replacement to the same condition as existed immediately prior to the commencement of such work.

                                   ARTICLE 29
                                  OFFICE PARK
                                  -----------

     29.1 Landlord and owners of other property intend to develop, or cause to be developed, a first class corporate/industrial park; but nothing herein contained shall be deemed a representation by Landlord (or a requirement that Landlord) construct any portion of the Park or the size of the Park nor shall Landlord be limited from time to time in changing the size thereof. Tenant agrees to keep the Land clean of unsightly objects or debris. Tenant shall maintain the landscaping on the Demised Premises as set forth in the final approved subdivision plan and as initially installed by Landlord. All landscaping areas shall be maintained in good order and condition, including watering when necessary for continued growth and cutting; and no weeds or underbrush nor unsightly growth of any kind shall be permitted. There shall be no outside storage, except for adequately screened garbage dumpsters, provided same are permitted by Laws and Ordinances.

                                   ARTICLE 30
                                 MISCELLANEOUS
                                 -------------

     30.1 One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. Landlord's failure to prepare any of the bills for Impositions or any other bills or statements shall not in any way cause Landlord to forfeit or surrender its rights to collect any of such items of additional rent that may have become due during the Term; which right shall survive the termination of this Lease.

     30.2 This Lease (together with the Development Agreement) contains the entire agreement of the parties with respect to the subject hereof, and no oral statement or prior written matter (other than the terms of the Development Agreement) shall have any force of effect. No waiver of any provision of this instrument shall be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease and the Development Agreement. This Lease shall not be modified except by a writing subscribed by Landlord and Tenant, nor canceled by Tenant except with the written consent of Landlord, unless otherwise specifically provided herein.

     30.3 If any provision of this Lease shall be invalid or unenforceable in whole or in part, the remainder of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by Laws and Ordinances. This Lease shall be interpreted in accordance with and be governed by the Laws and Ordinances of the State of New York.

     30.4 Tenant waives any and all rights of redemption conferred by statute or otherwise, to the maximum extent permitted by Laws and Ordinances, upon the expiration or sooner termination of the Term, or upon the entry of final unappealable judgment for recovery of possession through any action or proceeding.

     30.5 Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The paragraph headings used herein are for reference and convenience only, and shall not enter into the interpretation of this Lease. The words "reenter" and "reentry" as used herein are not restricted to their technical legal meaning.

     30.6 Nothing in this Lease shall cause Landlord in any way to be construed as a partner, joint venturer, or an associate of Tenant in the operation of the Demised Premises.


                                   ARTICLE 31
                               NON-BINDING EFFECT
                               ------------------

     31.1 This Lease is transmitted for examination only and does not constitute an offer to lease, and, subject to the provisions of Section 2.7 above, this Lease shall become effective only upon execution and unconditional delivery thereof by both parties hereto.

                                   ARTICLE 32
                         REPRESENTATIONS AND COVENANTS
                         -----------------------------

     32.1 The execution and delivery of this Lease by either of the parties hereto shall be deemed to be a representation that this Lease has been duly authorized and the party executing the same has the proper authority. Each party shall supply the other reasonable evidence of such proper authorization.

     32.2 Tenant agrees to cooperate with Landlord and, at Landlord's sole cost and expense supply all necessary materials and testimony, including, but not limited to, expert witnesses, which may be required in order to obtain the necessary approvals (such as final site plan) for Tenant's Specific Uses of the Demised Premises.

                                   ARTICLE 33
                                OPTION TO RENEW
                                ---------------

     33.1 Tenant shall have an option to extend the Initial Term for a period of five (5) years (hereinafter referred to as the "First Extended Term"), upon the following terms and conditions: (a) said option shall be exercised by written notice to Landlord given no later than twelve (12) months prior to the expiration of the Initial Term; (b) there shall not be any uncured defaults (of which notice has been given to Tenant and with respect to which the applicable cure periods have expired) by Tenant hereunder at the time of the exercise of said option or the commencement of the First Extended Term; (c) upon such First Extended Term taking effect, this Lease shall continue for such additional period of five (5) years

     All of the terms, covenants and conditions of this Lease shall continue in force and effect during the First Extended Term, except that the Fixed Minimum Rent shall be at the rates set forth on Exhibit E attached hereto and made a part hereof.

     33.2 Provided Tenant shall have exercised the option for the First Extended Term, Tenant shall have an additional option to extend the Term for a period of five (5) years, (hereinafter referred to as the "Second Extended Term") upon the following terms and conditions: (a) said option shall be exercised by written notice to Landlord given no later than twelve (12) months prior to the expiration of the First Extended Term; (b) there shall not be any uncured defaults (of which notice has been given to Tenant and with respect to which the applicable cure periods have expired) by Tenant hereunder at the time of the exercise of said option or the commencement of the Second Extended Term; and (c) upon such Second Extended Term taking effect, this Lease shall continue for such additional period of five (5) years.

     All of the terms, covenants and conditions of this Lease shall continue in force and effect during the Second Extended Term, except that the Fixed Minimum Rent shall be at the rates set forth on Exhibit E attached hereto and made a part hereof.

     33.3 Provided Tenant shall have exercised the options for the First Extended Term and the Second Extended Term, Tenant shall have an additional option to extend the Term for a period of five (5) years (hereinafter referred to as the "Third Extended Term") upon the following terms and conditions: (a) said option shall be exercised by written notice to Landlord given no later than twelve (12) months prior to the expiration of the Second Extended Term; (b) there shall not be any uncured defaults (of which notice has been given to Tenant and with respect to which the applicable cure periods have expired) by Tenant hereunder at the time of the exercise of said option or the commencement of the Third Extended Term; (c) upon such Third Extended Term taking effect, this Lease shall continue for such additional period of five (5) years; and (d) there shall be no further right to extend the Term.

     All of the terms, covenants and conditions of this Lease shall continue in force and effect during the First Extended Term, except that the Fixed Minimum Rent shall be at the rates set forth on Exhibit E attached hereto and made a part hereof.

     33.4 In the event Tenant exercises one or more of the options granted herein, the word "Term" shall include such option period(s); the period of time referred to in Section 2.1 of this Lease is sometimes referred to as the "Initial Term", and each or all, as the case may be, of the option periods are sometimes referred to as the "Extended Term".

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                   /s/ Harold Lepler
                                   --------------------------------
                                   HAROLD LEPLER(Landlord)



                                   SCHEIN PHARMACEUTICAL, INC. (Tenant)

                                   By: [SIGNATURE APPEARS HERE], VP - OPERATIONS
                                   ---------------------------------------------

                                    EXHIBITS
                                    --------


Exhibit A - Description of Land

Exhibit B - Plot Plan

Exhibit C - Permitted Encumbrances

Exhibit D - Commencement Date Certificate

Exhibit E - Rent Schedule

Exhibit F - Non-Disturbance Agreement

                              [MAP APPEARS HERE]

                              SURVEY OF PROPERTY
                                      OF
                                  SECTION ONE
                           MT. EBO CORPORATE CENTER

                                 PREPARED PER
                                 ROBERT ARNOW

                                  SITUATED IN
                       TOWN OF SOUTHEAST, PUTNAM CO. NY
                                        MARCH 17, 1992

                                   Exhibit A

                           Terry Bergendorff Collins
                           Professional Land Surveyor
                            Mt. Ebo Corporate Park
                               Putnam Lake Road
                           BREWSTER, NEW YORK 10509

                      (914) 279-4261  FAX (914) 279-6838


                                               Mt. Ebo Corporate Center
                                               Site 2A - 11.421 Acres
                                               March 19, 1992



          All that certain plot, piece or parcel of land situate, lying and being in the Town of Southeast, County of Putnam and State of New York being a portion of Site 2 as shown on a filed map entitled "Section One of Mt. Ebo Corporate Center" filed in the Putnam County Clerk's Office September 13, 1982 as filed map no. 1888 and being more particularly described as follows:
Beginning at the northeasterly corner of the parcel herein described which point is distant on a curve to the right having a radius of 50.00, a central angle of 103-57-33 and a length of 90.72, S 0-41-52 E 126.51, S 7-00-00 W 391.19 and on a
curve to the left having a radius of 600.00, a central angle of 13-36-03 and a length of 142.43 from the intersection of the southerly side of Putnam Lake Road and the westerly side of Road "A" as shown on the aforementioned filed map no. 1888; thence from said point of beginning through lands of Site 2 as shown on said filed map no. 1888 on a curve to the left having a radius of 600.00, a central angle of 7-11-08 and a length of 75.25 to a point: thence S 13-47-11 E 455.96 to a point on a curve to the right: thence along said curve to the right having a radius of 275.00, a central angle of 44-14-06 and a length of
212.31 to a point: thence still through lands of Site 2 S 30-26-55 W 102.78 to the southeasterly corner of the parcel herein described and the northerly line of lands now or formerly Hipotronics: thence along the northerly line of lands now or formerly Hipotronics and along the mean centerline of a stonewall N 4-10-20 W 28.35, S 87-03-00 W 91.38 and S 80-53-00 W 338.51 to lands now or formerly Presbyterian Church; thence, along lands now or formerly Presbyterian Church and continuing along the mean centerline of a stonewall N 1-09-00 W 52.13, N 14-17-00 W 35.79, N 85-03-00 W 90.86, N 77-52-00 W 137.07, N 62-08-00 W
91.06 and N 62-08-00 W 30.40 to the centerline of Old Route 22: thence along the centerline of Old Route 22 N 3-10-47 W 335.93 to the easterly side of New York State Route 22; thence along the easterly side of New York State Route 22 N 9-30-12 E 21.68 to a point: thence partly along lands now or formerly Brewster Properties N 86-58-00 E 222.24 and N 3-02-00 W 100.00 to a point on the southerly boundary of Site 3 as shown on the aforementioned filed map no. 1888; thence along the southerly boundary of said Site 3 N 86-57-33 E 201.47 and N 61-00-00 E 373.52 to the point and place of beginning. Containing within said bounds 11.421 acres more or less.

                                   EXHIBIT C



                                     none

                                   EXHIBIT D


                  COMMENCEMENT DATE CERTIFICATE AND AGREEMENT
                  -------------------------------------------


          THIS COMMENCEMENT DATE CERTIFICATE AND AGREEMENT, dated the     day
                                                                      ---
of, 199 , is by                       a [general/limited] partnership organized
       -        ---------------------
and existing under the laws of the State of New York, having an office in care of Covington Management Company (Attn: Harold Lepler) at Millbrooke Office Centre, Route 22 and Milltown Road, Brewster, New York 10509 ("Landlord")


                                  WITNESSETH:


          WHEREAS Landlord and Schein Pharmaceutical, Inc. ("Tenant") have
entered into that certain Agreement dated as of           , 1992 (the
                                                ----------
"Development Agreement") whereby Landlord agreed, inter alia, to construct the
                                                  ----- ----
Building pursuant to the terms thereof;


          WHEREAS, upon satisfaction of certain Conditions described in the Development Agreement, Tenant agreed to lease the Demised Premises from Landlord, and Landlord agreed to lease the Demised Premises to Tenant pursuant
to the terms of that certain Lease dated as of the    day of       , 1992 (the
                                                   --        ------
"Lease"); and

          WHEREAS, the Lease provides that the Commencement Date of the Lease shall not occur until, inter alia, Landlord shall have delivered this
                       ----- ----
Commencement Date Certificate and Agreement to Tenant.

          NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement to Tenant to commence the performance of its obligations under the Lease, Landlord hereby represents, warrants and agrees that:

          1. The Demised Premises, and the use thereof permitted under the Lease, complies with all Laws and Ordinances and all requirements of the Insurance Companies and Boards.

          2.  The certificate of occupancy issued for the Building (the
"Certificate of Occupancy") bears number           , is dated              , and
                                         ----------           -------------
has not been modified by the relevant municipal authorities. The Certificate of Occupancy is in effect as of the date hereof and does not prohibit the use of the Demised Premises for the purposes permitted under the Lease.

          3. The Building and Land currently comply with all Laws and Ordinances, fire insurance regulations and floor load restrictions.

          4. The Land, the Building and the Demised Premises are in compliance with all applicable Laws and Ordinances relating to Hazardous Materials and the Land and the Building do not contain Hazardous Materials.

          5. Except for the Permitted Encumbrances, there are no easements, restrictions or other exceptions to title affecting the Demised Premises.

          6. There are no common area maintenance or similar charges relating to the Park payable with respect to the Demised Premises except
                               .
-------------------------------

          7. Landlord hereby agrees to indemnify, defend and hold Tenant harmless with respect to any and all loss, liability, damages, costs and expenses (including reasonable legal fees) which may be incurred by Tenant arising out of or in connection with any breach by Landlord of the representations and warranties set forth in this Certificate and Agreement.

          Any capitalized terms used herein and not otherwise herein defined shall be given the meanings ascribed to such terms in the Lease.

          IN WITNESS WHEREOF, the undersigned has caused this Commencement Date Certificate and Agreement to be executed as of the date set forth above.


                                    -------------------------------
                                    (Landlord)


                                    By:
                                       ----------------------------

                                   EXHIBIT E
                                   ---------


          The Fixed Minimum Rent to be paid by Tenant pursuant to the provisions of this Lease for the first year of the Term shall be computed based upon an annual rate of $7.945 per square foot of space in the Building (adjusted in accordance with the provisions of Section 6.02 of the Development Agreement), and shall be increased for each subsequent year of the Term (including each year of each Extended Term elected by Tenant) by 2.15% of the Fixed Minimum Rent payable for the preceding lease year.

                                   EXHIBIT F



                   NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                   ----------------------------------------


          THIS AGREEMENT, made this      day of            l99 , by and among
                                    ----        ----------    -
SCHEIN PHARMACEUTICAL, INC., a New York Corporation, having an office at
                                                          (hereinafter referred
--------------------------------------------------------
to as "Tenant"), and                              , a           , having its
                     -----------------------------    ----------
principal place of business at
                               ----------------------------------------
(hereinafter referred to as "Mortgagee").

                                  WITNESSETH:
                                  ----------

          WHEREAS, Harold Lepler, as landlord ("Landlord") entered into a
certain Lease with Tenant dated as of            , 1992 (the "Lease"), relating
                                      -----------
to a warehouse and office facility located in the Mt. Ebo Office Park in the Town of Southeast, County of Putnam, State of New York (the "Demised Premises"); and

          WHEREAS, Landlord is about to execute a first Mortgage to Mortgagee dated of even date herewith (the "Mortgage") securing a loan in the amount of
                                       ($              ), and Mortgagee has
--------------------------------------   -------------
refused to make said loan unless it is secured by a mortgage prior in right and interest to the Lease and the interests of Tenant under the Lease; and


          WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to mortgages affecting the Demised

Premises provided that the mortgagee thereunder delivers to Tenant an agreement in the form of this Agreement.

          NOW, THEREFORE, in consideration of the Premises and ONE DOLLAR ($1.00) paid to Tenant, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, Tenant and Mortgagee covenant and agree as follows:

          1. Mortgagee agrees that, for as long as Tenant is not in default beyond any applicable notice and/or grace period under any of the terms, covenants or conditions of the Lease, if any action or proceeding is commenced by Mortgagee for the foreclosure of the Mortgage, Tenant shall not be named as a party therein, and the right of possession of Tenant to the Demised Premises shall not be affected or disturbed, and upon the sale of the Demised Premises in any such action or proceeding, the Mortgagee or other purchaser of the premises shall accept the attornment of Tenant and recognize the rights of Tenant under the Lease.

          2. In the event that Mortgagee or such other purchaser shall succeed to the interests of Landlord under the Lease as aforesaid, Tenant agrees to attorn to and accept Mortgagee or such other purchaser as its landlord under the Lease for the balance of the term thereof and Mortgagee or such other purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall, from and after such event, have the same remedies against Mortgagee or such other purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee or such other purchaser had not succeeded to the interest of Landlord; provided, however, that Mortgagee or such other purchaser shall not be:

              (i) bound by any payment of rent or additional rent made by Tenant for more than one month in advance;

              (ii) bound by any amendment or modification of the Lease, dated subsequent to this Agreement, made without the consent of Mortgagee;

              (iii) liable for any previous act or omission of any prior landlord, including Landlord, under the Lease; or

              (iv) subject to any offset or counterclaim or defense which shall theretofore have accrued to Tenant against any prior landlord, including Landlord, under the Lease.

          3. Tenant agrees to give prompt written notice to Mortgagee of any default of Landlord in the obligations of Landlord under the Lease, if such default is of such nature as to give Tenant a right to terminate the Lease, reduce rent or to credit or offset any amounts against future rents. It is further agreed that such notice will be given to any successor in interest of Mortgagee in said Mortgage provided that prior to any such default of Landlord such successor in interest shall have given written notice to Tenant of its acquisition of Mortgagee's interest therein, and designated the address to which such notice is to be directed. Tenant further agrees that notwithstanding any provision of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Mortgagee, or such successor in interest, has received such notice of default within thirty (30) days of the date thereof (or if the default cannot be cured within thirty (30) days in the exercise of reasonable diligence, has had the opportunity to commence the cure thereof within said thirty (30) day period) and thereafter completes the cure with reasonable diligence.

          4. All notices and other communications provided for or contemplated by this Agreement shall be in writing and shall be delivered by hand or commercial courier guaranting overnight delivery, or mailed by registered or certified mail, postage prepaid, return receipt requested1 addressed as follows:


                    If to the Tenant, in all cases to it at:

                        -------------------------------

                        -------------------------------

                        -------------------------------

                        -------------------------------

                        Attention:
                                  ---------------------


                    If to Mortgagee, in all cases to it at:

                        -------------------------------

                        -------------------------------

                        -------------------------------

                        -------------------------------

                        Attention:
                                  ---------------------

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or delivered by overnight courier, or five days after posting if sent by registered or certified mail, postage prepaid, return receipt requested, in each case addressed to such party as provided in this Section. Each party hereto may change its address by providing express notice of such change to the other in accordance with this Section.

          5. The agreements herein contained shall bind and inure to the benefit of the successors in interest of the parties hereto, and, without limiting such, the agreement of Mortgagee shall specifically be binding upon any purchaser of all or any portion of the Mortgagee's interest in the Mortgage, or of the Demised Premises at a sale foreclosing the Mortgage, or of the Demised Premises at a sale in lieu of such foreclosure.

          IN WITNESS WHEREOF, the parties hereto have caused the execution hereof as of the date first above written.

                          SCHEIN PHARMACEUTICAL, INC. (Tenant)


                          By:
                             ---------------------------
                              Its:


                          ------------------------------


                          By:
                             ---------------------------
                              Its:

[NOTE: THIS FORM SHALL BE CONFORMED AS APPROPRIATE IN THE EVENT THAT IT IS INTENDED TO APPLY TO AN OVERLEASE RATHER THAN A MORTGAGE]

MORTGAGEE
---------

STATE OF            )
                    ) ss.:
COUNTY OF           )

           On the _____ day of ___________________, 19__, before me personally came , to me known, who, being by me duly sworn, did depose and say that he resides at that he is the ___________________________ of __________________, the
corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.


                                         --------------------------------------
                                                    Notary Public



TENANT
------

STATE OF            )
                    ) ss.:
COUNTY OF           )

          On the ____ day of ______________, 19__ , before me personally came _____________________________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________ _____________________________________________________________; that he is the
___________________________________ of ________________________________________
_______________________________, the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.